UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 5, 2006

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Underwriting Agreement

On September 5, 2006, we entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. (the “Underwriter”) pursuant to which we sold 8,264,463 shares of our common stock, par value $.001 per share, at $7.865 per share in an underwritten public offering. The sale of the shares closed on September 11, 2006. The sale of the shares was registered pursuant to our $100 million universal shelf registration statement on Form S-3 (File No. 333-113719). The net proceeds from this sale were approximately $64.7 million after deducting our estimated offering expenses of $310,000. We intend to use the net proceeds from the sale of our common stock for general corporate purposes, which may include: funding research, development, sales and marketing; increasing our working capital; reducing indebtedness; and capital expenditures. Pending the application of the net proceeds, we expect to invest the net proceeds primarily in U.S government securities and money market funds, as well as in investment-grade, interest-bearing securities.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit, and the Underwriting Agreement is incorporated herein by reference.

Patent Cross-License

On September 28, 2006, we entered into a patent cross license agreement with International Business Machines Corporation. Pursuant to the agreement, under which we paid certain cash consideration to IBM, each party granted to the other a non-exclusive, worldwide, royalty-free license to such party’s patents that are entitled to a priority date on or before September 28, 2006, including all patents and patent applications in existence as of that date with limited exceptions. The license granted by IBM to us extends to all products other than general purpose data processing products and data storage devices that are primarily sold separately from other hardware. The license that we granted to IBM extends to all products other than digital media recorders and digital media recorder software. No license was granted, directly or by implication, to permit the combination of any product with any other item.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
1.1	Underwriting Agreement, dated September 5, 2006, by and between TiVo Inc. and Citigroup Global Markets Inc. (filed herewith).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: October 3, 2006	By:	/s/ Steven Sordello
Steven Sordello
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
1.1	Underwriting Agreement, dated September 5, 2006, by and between TiVo Inc. and Citigroup Global Markets Inc. (filed herewith).

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